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[LETTERHEAD]


July 31, 2001


The Titan Corporation
3033 Science Park Road
San Diego, CA  92121-1199

Ladies and Gentlemen:

This opinion is being delivered to you in connection with the Form S-4 Registration Statement (the "Registration Statement") filed in connection with (i) the exchange offer (the "Offer") proposed to be made by The Titan Corporation, a Delaware corporation ("Parent"), through its wholly-owned subsidiary, Gem Acquisition Corp., a Delaware corporation ("Merger Sub"), to exchange shares of Parent for shares of Datron Systems Incorporated, a Delaware corporation (the "Company"), and (ii) the proposed merger of Merger Sub with and into the Company (the "Merger"), in each case pursuant to the Agreement and Plan of Merger and Reorganization dated as of June 24, 2001 (the "Reorganization Agreement"), by and among Parent, Merger Sub, and the Company. Except as otherwise provided, capitalized terms used but not defined herein shall have the meanings set forth in the Reorganization Agreement.

You have requested our opinion regarding the qualification of the Offer and the Merger as a reorganization within the meaning of Section 368(a) of the Code under the assumption that both transactions are consummated.

We have acted as counsel to Parent in connection with the Offer and the Merger. As such, and for the purpose of rendering this opinion, we have examined, and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all exhibits and schedules attached thereto):

         (a) the Reorganization Agreement;

         (b) the Registration Statement, which includes the Preliminary Prospectus of Parent (the "Preliminary Prospectus");

         (c) those certain tax representation letters dated July 31, 2001, delivered to us by Parent, Merger Sub and the Company (the "Tax
Representation Letters"); and

         (d) such other instruments and documents related to the formation, organization and operation of Parent, Merger Sub and the Company and to the consummation of the Offer and the Merger and the other transactions contemplated by the Reorganization Agreement as we have deemed necessary or appropriate.


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The Titan Corporation
July 31, 2001
Page Two

In connection with rendering this opinion, we have assumed (without any independent investigation or review thereof) that:

         (a) Original documents submitted to us (including signatures thereto) are authentic, documents submitted to us as copies conform to the original documents, and that all such documents have been (or will be by the closing of the Offer or the Effective Time of the Merger, as the case may be) duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof;

         (b) All representations, warranties and statements made or agreed to by Parent, Merger Sub and the Company, their managements, employees, officers, directors and stockholders in connection with the Offer and the Merger, including, but not limited to, those set forth in the Reorganization Agreement (including the exhibits thereto) and the Tax Representation Letters are true and accurate at all relevant times and any representation or statement made "to the knowledge of" or similarly qualified is correct without such qualification;

         (c) All covenants contained in the Reorganization Agreement (including exhibits thereto) and the Tax Representation Letters are performed without waiver or breach of any material provision thereof;

         (d) The Merger will qualify as a statutory merger under the laws of the State of Delaware; and

         (e) The opinion of even date herewith rendered by Heller Ehrman White & McAuliffe LLP to the Company and filed as Exhibit 8.2 to the Registration Statement has been delivered and has not been withdrawn.

Based upon the foregoing, it is our opinion that the Offer and the Merger will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, in each case if the following factual assumptions (collectively, the "Supporting Conditions") are met:

                  (i) The Offer and the Merger are completed under the current terms of the Reorganization Agreement;

                  (ii) The Minimum Condition (as defined in Section 1.1 of the Reorganization Agreement) for the Offer is satisfied; and

                  (iii) The Merger is completed promptly after the Offer.


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The Titan Corporation
July 31, 2001
Page Three

In addition to your request for our opinion on this specific matter of federal income tax law, you have asked us to review the discussion of federal income tax issues contained in the Registration Statement. Based on our examination of the foregoing items and subject to the limitations, qualifications, assumptions and caveats set forth herein, we believe that the discussion entitled "Material Federal Income Tax Consequences" contained in the Preliminary Prospectus, insofar as it relates to statements of law and legal conclusions, sets forth the material federal income tax considerations generally applicable to the Offer and the Merger.

Our opinion has relied upon (i) the satisfaction of the Supporting Conditions, (ii) the representations and covenants contained in the Tax Representation Letters and (iii) the facts pertinent to the United States federal income tax treatment of the Offer and the Merger stated in the documents we have examined. Our opinion cannot be relied upon (and the United States federal income tax treatment of the Offer and the Merger could differ materially from treatment of those transactions as reorganization) if any of the Supporting Conditions, any of the representations and covenants contained in the Tax Representation Letters or any of the pertinent facts in the documents we have examined is, or later becomes, inaccurate or incomplete.

The ability to satisfy the Supporting Conditions, and therefore the United States federal income tax consequences of the Offer and/or the Merger, depend in part on facts that will not be available before the completion of the Merger. There can be no assurance that the Merger will be completed or that the Supporting Conditions will be satisfied.

This opinion does not address the various state, local or foreign tax consequences that may result from the Offer and the Merger or the other transactions contemplated by the Reorganization Agreement. In addition, no opinion is expressed as to any federal income tax consequence of the Offer or Merger or the other transactions contemplated by the Reorganization Agreement except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein.

No opinion is expressed as to any transaction other than the Offer and the Merger as described in the Reorganization Agreement, or as to any transaction whatsoever, including the Offer and the Merger, if any of the representations, warranties, statements and assumptions material to our opinion and upon which we have relied are not accurate and complete in all material respects at all relevant times.

This opinion only represents our best judgment as to the federal income tax consequences of the Offer and the Merger and is not binding on the Internal Revenue Service or any court of law, tribunal, administrative agency or other governmental body. The conclusions are based on the Internal Revenue Code of 1986, as amended, existing judicial decisions, administrative regulations and published rulings. Because this opinion is being delivered prior to the Effective


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The Titan Corporation
July 31, 2001
Page Four

Time of the Merger, it must be considered prospective and dependent on future events. No assurance can be given that future legislative, judicial or administrative changes or interpretations would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, by rendering this opinion, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

This opinion is being delivered solely in connection with the filing of the Registration Statement. It may not be relied upon, made available or utilized for any other purpose without our prior written consent.

We consent to the reference to our firm under the caption "Material Federal Income Tax Consequences" in the Preliminary Prospectus and to the reproduction and filing of this opinion as an exhibit to the Registration Statement.

Sincerely,


COOLEY GODWARD LLP


Webb B. Morrow III

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